UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2014

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01 Other Events

On December 15, 2014, a Memorandum Opinion and Order was issued by the United States District Court Northern District of Illinois Eastern Division granting the motion of John Fife, plaintiff (“Plaintiff”), for summary judgment against mphase Technologies, Inc. (the “Company”) for breach of contract (the “Opinion”).  All other claims and counterclaims were dismissed.

The Company has commenced settlement negotiations with the Plaintiff and is exploring its options with regard to appeal; however, there is no gurantee of success. In the event that the Company’s attempts to appeal or settle are unsuccessful, the Company will be required to pay an amount approximating the total liabilities accrued on the Company’s balace sheet specifically for this matter.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: December 19, 2014